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                                                                   EXHIBIT 23.03


                           CONSENT OF JERRY P. MALEC


I hereby consent to references to Jerry P. Malec contained in the "Management" section of the Prospectus which forms a part of the Registration Statement on Form S-1 filed by RWD Technologies, Inc. on February 14, 1997, as the same may be amended from time to time.

                                  JERRY P. MALEC

Columbia, Maryland
February 13, 1997